Exhibit 10.2
SECOND AMENDED AND RESTATED COLLECTION ACCOUNT AGREEMENT
July 29, 2010
PNC Bank, National Association
1900 East 9th Street
Locator B7-YB13-34-3
Cleveland, Ohio 44114
Attn: Robert S. Coleman, Senior Vice President
Phone: (216) 222-9714
Fax: (216) 222-9396
Re: RPM Funding Corporation and Affiliates
Ladies and Gentlemen:
          Reference is hereby made to the post office boxes (each, a “Lockbox”) listed on Schedule 1 hereto, of which you have exclusive control for the purpose of receiving mail and/or processing payments therefrom pursuant to one or more agreements (each, an “Agreement”) between you and each of Weatherproofing Technologies, Inc., DAP Products Inc., The Testor Corporation, Tremco Incorporated, Tremco Barrier Solutions, Inc., Rust-Oleum Corporation, The Euclid Chemical Company, and Republic Powdered Metals, Inc. (each, an “Originator”). You hereby confirm your agreement to perform the services described in each of the Agreements. Among the services you have agreed to perform therein is to endorse all checks and other evidences of payment, and credit such payments to one of the applicable depositary account listed on Schedule 1 hereto (each, an “Account,” collectively, the “Accounts” and, together with the Lockboxes, the “Control Items”).
          Each of the Originators hereby transfers and assigns all of its right, title and interest in and to, and exclusive ownership and control over, such Originator’s Control Items to RPM Funding Corporation, a Delaware corporation (the “Seller”). Notwithstanding the foregoing, Seller hereby advises you that until you receive a Control Notice (as defined below) from the Administrative Agent, you are hereby authorized and directed to permit RPM International Inc., as servicer (the “Servicer”), to make deposits to and withdrawals from the Accounts on the Seller’s behalf. Each of the Originators and Seller hereby requests that the name of each Account which is not already in the Seller’s name be changed to “RPM Funding Corporation.”
          Each of the Originators and the Seller hereby irrevocably instructs you, and you hereby agree, that upon receiving notice from Wells Fargo Bank, N.A., successor by merger to Wachovia Bank, National Association, as administrative agent for various parties (the “Administrative Agent”) in the form attached hereto as Annex A (a “Control Notice”): (i) the name of each Account will be changed to “Wells Fargo Bank, N.A., as Administrative Agent” (or any designee of the Administrative Agent) and the Administrative Agent will have exclusive ownership of and access to each Control Item, and the Originators, the Servicer, Seller and their respective affiliates will have no control of any such Control Item or any access thereto, (ii) you will either continue to send the funds from each Lockbox to an applicable Account, or will redirect the funds as the Administrative Agent may otherwise request, (iii) you will transfer monies on deposit in any Account, at any time, as directed by the Administrative Agent, (iv) all services to be performed by you under each Agreement will be performed on behalf of the Administrative Agent, and (v) all statements and other correspondence relating to the Accounts will be sent to the Administrative Agent at the following address (although you may continue to send copies thereof to Seller):
Wells Fargo Capital Finance
Receivables Securitization Group
Six Concourse Parkway, Suite 1450
Atlanta, GA 30328
Attention: Michael Landry
          Moreover, upon such notice, the Administrative Agent will have all rights and remedies given to the applicable Originator (or to the Seller, as such Originator’s assignee) under any Agreement. The applicable Originator and Seller, jointly and severally, agree, however, to continue to pay all fees, charge-back return items and other assessments due under such Agreement at any time.
          You hereby acknowledge that monies deposited in any Account or any other account established with you by the Administrative Agent for the purpose of receiving funds from any Lockbox or other Account are subject to the liens of the Administrative Agent under a Receivables Purchase Agreement dated as of April 7, 2009 by and among Seller, RPM International Inc., as servicer, the Administrative Agent, Wells Fargo Bank, N.A. (successor by merger to Wachovia Bank, National Association), and Fifth Third Bank and will not be subject to deduction, set-off, banker’s lien or any other right you or any other party may have against the Servicer, any Originator, Seller or any of their respective affiliates, except that you may debit the Account for any items deposited therein that are returned or otherwise not collected and for all charges, fees, commissions and expenses incurred by you in providing services hereunder, all in accordance with your customary practices for the charge back of returned items and expenses.
          You will be liable only for direct damages in the event you fail to exercise ordinary care. You shall be deemed to have exercised ordinary care if your action or failure to act is in conformity with general banking usages or is otherwise a commercially reasonable practice of the banking industry. You shall not be liable for any special, indirect or consequential damages, even if you have been advised of the possibility of these damages.
          The Seller agrees to indemnify you for, and hold you harmless from, all claims, damages, losses, liabilities and expenses, including legal fees and expenses, resulting from or with respect to this letter agreement and the administration and maintenance of the Control Items and the services provided hereunder, including, without limitation: (a) any action taken, or not taken, by you in regard thereto in accordance with the terms of this letter agreement, (b) the breach of any representation or warranty made by the Seller pursuant to this letter agreement, (c) any item, including, without limitation, any automated clearinghouse transaction, which is returned for any reason, and (d) any failure of the Seller to pay any invoice or charge to you for services in respect to this letter agreement and the Control Items or any amount owing to you from the Seller with respect thereto or to the service provided hereunder.
          THIS LETTER AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER WILL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF OHIO. This letter agreement may be executed in any number of counterparts and all of such counterparts taken together will be deemed to constitute one and the same instrument.
          You hereby agree that you are a “bank” within the meaning of Section 9-102 of the Uniform Commercial Code as is in effect in the State of Ohio (the “UCC”) and that each of the Accounts constitutes a “deposit account” with the meaning of Section 9-102 of the UCC. Each of the parties hereto intends that this letter agreement constitute an “authenticated record” for purposes of Section 9-104 of the UCC. Originators and Seller grant and confer upon the Administrative Agent “control” of the Accounts as contemplated in Section 9-104 of the UCC.
          This letter agreement and the services provided under each Agreement may be terminated by the Administrative Agent or you at any time by giving each of the other parties hereto thirty (30) calendar days’ prior written notice of such termination.
          This letter agreement hereby amends and restates that certain Amended and Restated Collection Account Agreement, dated February 1, 2010 by and among the parties hereto (or their predecessors in interest).
          This letter agreement contains the entire agreement among the parties, and may not be altered, modified, terminated or amended in any respect, nor may any right, power or privilege of any party hereunder be waived or released or discharged, except upon execution by all parties hereto of a written instrument so providing. In the event that any provision in this letter agreement is in conflict with, or inconsistent with, any provision of any of the Agreements, this letter agreement will exclusively govern and control. Each party agrees to take all actions reasonably requested by any other party to carry out the purposes of this letter agreement or to preserve and protect the rights of each party hereunder.
[Remainder Of Page Intentionally Blank]

          Please indicate your agreement to the terms of this letter agreement by signing in the space provided below. This letter agreement will become effective immediately upon execution of a counterpart of this letter agreement by all parties hereto.

Very truly yours, DAP PRODUCTS INC., THE TESTOR CORPORATION, TREMCO INCORPORATED, TREMCO BARRIER SOLUTIONS, INC. RUST-OLEUM CORPORATION, THE EUCLID CHEMICAL COMPANY and REPUBLIC POWDERED METALS, INC.
By:	/s/ Edward W. Moore
	Name:	Edward W. Moore
	Title:	Secretary

WEATHERPROOFING TECHNOLOGIES, INC.,
By:	/s/ Edward W. Moore
	Name:	Edward W. Moore
	Title:	Assistant Secretary

RPM FUNDING CORPORATION
By:	/s/ Edward W. Moore
	Name:	Edward W. Moore
	Title:	Secretary

Acknowledged and agreed to as of the date first above written: PNC BANK, NATIONAL ASSOCIATION
By:	/s/ Christian S. Brown
	Name:	Christian S. Brown
	Title:	Senior Vice President

S-1

Acknowledged and agreed to as of the date first above written: WELLS FARGO BANK, N.A. (SUCCESSOR BY MERGER TO WACHOVIA BANK, NATIONAL ASSOCIATION), as Administrative Agent
By:	/s/ Michael J. Landry
	Name:	Michael J. Landry
	Title:	Vice President

SCHEDULE 1
PNC BANK, NATIONAL ASSOCIATION CONTROL ITEMS

Corresponding
Originator Name	Post Office Box Address	Account Numbers
DAP Products Inc.	P.O. Box 931021, Cleveland, OH 44193	[redacted] [redacted]

Rust-Oleum Corporation	P.O. Box 931946, Cleveland, OH 44193	[redacted] [redacted]

The Testor Corporation	P.O. Box 73863, Cleveland, OH 44193	[redacted] [redacted]

Tremco Incorporated The Euclid Chemical Company Weatherproofing Technologies, Inc. Republic Powdered Metals, Inc. Tremco Barrier Solutions, Inc.	P.O. Box 931111, Cleveland, OH 44193	[redacted] [redacted]

Account Holder	Account Numbers
DAP Products Inc.	[redacted] [redacted]

RPM Funding Corporation	[redacted] [redacted]
Schedule 1-Page 1

ANNEX A
FORM OF NOTICE
[On letterhead of the Administrative Agent]
                     ___, ___
PNC Bank, National Association
1900 East 9th Street
Locator B7-YB13-34-3
Cleveland, Ohio 44114
Attn: Robert S. Coleman, Senior Vice President
Phone: (216) 222-9714
Fax: (216) 222-9396
Re: RPM Funding Corporation and Affiliates
Ladies and Gentlemen:
          We hereby notify you that we are exercising our rights pursuant to that certain Second Amended and Restated Collection Account Agreement dated July 29, 2010 (the “Letter Agreement”), among Weatherproofing Technologies, Inc., DAP Products Inc., The Testor Corporation, Tremco Incorporated, Tremco Barrier Solutions, Inc., Rust-Oleum Corporation, The Euclid Chemical Company, Republic Powdered Metals, Inc., RPM Funding Corporation, you and us, to have the name of, and to have exclusive ownership and control of, each of the accounts listed on Schedule 1 hereto (each, an “Account”) maintained with you, transferred to us. [Each Account will henceforth be a zero-balance account, and collected funds deposited in such Account should be sent at the end of each Business Day to                     .] You have further agreed to perform all other services you are performing under each Agreement (as defined in the Letter Agreement) on our behalf.
          We appreciate your cooperation in this matter.

Very truly yours, WELLS FARGO BANK, N.A. (SUCCESSOR BY MERGER TO WACHOVIA BANK, NATIONAL ASSOCIATION), as Administrative Agent
By:
Name:
Title:

Attach: List of Accounts

A-2